Exhibit 99.1

January 29, 2019
Press Release No. 1437
For Immediate Release:

Coherent, Inc. Reports First Fiscal Quarter Results

SANTA CLARA, CA, January 29, 2019 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its first fiscal quarter ended December 29, 2018.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 29, 2018	Sep. 29, 2018	Dec. 30, 2017
GAAP Results
(in millions, except per share data)
Net sales	$383.1	$461.5	$477.6
Net income	$35.6	$73.2	$41.9
Diluted EPS	$1.45	$2.99	$1.67

Non-GAAP Results
(in millions, except per share data)
Net income	$51.1	$78.8	$88.6
Diluted EPS	$2.09	$3.22	$3.54

FIRST FISCAL QUARTER DETAILS

For the first quarter of fiscal 2019, Coherent announced net sales of $383.1 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $35.6 million, or $1.45 per diluted share. These results compare to net sales of $477.6 million and net income of $41.9 million, or $1.67 per diluted share, for the first quarter of fiscal 2018 and net sales of $461.5 million and net income of $73.2 million, or $2.99 per diluted share, for the fourth quarter of fiscal 2018.

Non-GAAP net income for the first quarter of fiscal 2019 was $51.1 million, or $2.09 per diluted share. Non-GAAP net income for the first quarter of fiscal 2018 was $88.6 million, or $3.54 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2018 was $78.8 million, or $3.22 per diluted share. Reconciliations of GAAP to non-GAAP financial

Exhibit 99.1

measures for the three months ended December 29, 2018, September 29, 2018 and December 30, 2017 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income.”

“Our end markets exhibited a wide range of behavior in the first fiscal quarter.  Materials processing was broadly impacted by eroding conditions in China tied to tariffs, rising consumer debt and declining consumer confidence.  This was partially offset by wins in Tier 1 automotive with Asian and European suppliers as well as an uptick in medical device manufacturing.   Our other commercial markets are faring much better.  In microelectronics, semicap and advanced packaging had double-digit bookings growth and the display business was in-line with prior expectations.  Orders in our instrumentation business were close to record levels with contributions from bioinstrumentation, medical OEM, aerospace and defense customers,” said John Ambroseo, President and CEO of Coherent.  “We remain very optimistic about the long-term opportunities for the industry and for Coherent, but uncertainty in China is clouding our near-term visibility. A tariff deal or local stimulus would provide welcome relief, but it is difficult to predict if or when either might occur,” Ambroseo added.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company’s website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company’s website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended
	Dec. 29, 2018	Sep. 29, 2018	Dec. 30, 2017

Net sales	$383,146	$461,548	$477,565
Cost of sales(A)(B)(C)(D)(E)	233,796	271,646	260,542
Gross profit	149,350	189,902	217,023
Operating expenses:
Research & development(A)(B)(E)	28,942	32,108	31,392
Selling, general & administrative(A)(B)(E)(F)	64,557	72,758	73,437
Other impairment charges(G)	—	—	265
Amortization of intangible assets(C)	3,040	2,527	2,606
Total operating expenses	96,539	107,393	107,700
Income from operations	52,811	82,509	109,323
Other income (expense), net(B)	(9,151)	(5,827)	(8,500)
Income from continuing operations, before income taxes	43,660	76,682	100,823
Provision for income taxes (H)	8,110	3,497	58,920
Net income from continuing operations	35,550	73,185	41,903
Income (loss) from discontinued operations, net of income taxes	—	—	(2)
Net income	$35,550	$73,185	$41,901

Net income (loss) per share:
Basic earnings per share	$1.46	$3.02	$1.70
Diluted earnings per share	$1.45	$2.99	$1.67

Shares used in computations:
Basic	24,268	24,236	24,635
Diluted	24,472	24,490	25,025

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended
	Dec. 29, 2018	Sep. 29, 2018	Dec. 30, 2017
Cost of sales	$1,237	$1,229	$988
Research & development	650	869	668
Selling, general & administrative	5,989	6,571	5,420
Impact on income from operations	$7,876	$8,669	$7,076

Exhibit 99.1

For the fiscal quarters ended December 29, 2018, September 29, 2018 and December 30, 2017, the impact on net income, net of tax was $6,643 ($0.27 per diluted share), $7,414 ($0.30 per diluted share) and $5,467 ($0.22 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended
	Dec. 29, 2018	Sep. 29, 2018	Dec. 30, 2017
Cost of sales	$(95)	$34	$78
Research & development	(286)	303	359
Selling, general & administrative	(1,712)	1,579	1,627
Impact on income from operations	$(2,093)	$1,916	$2,064

For the fiscal quarter ended December 29, 2018, the impact on other income (expense), net from losses on deferred compensation plan assets was $2,073. For the fiscal quarters ended September 29, 2018 and December 30, 2017, the impact on other income (expense), net from gains on deferred compensation plan assets was $1,957 and $1,906, respectively.

(C)	Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended
	Dec. 29, 2018	Sep. 29, 2018	Dec. 30, 2017
Cost of sales	$12,027	$11,874	$12,494
Amortization of intangible assets	3,040	2,527	2,606
Impact on income from operations	$15,067	$14,401	$15,100

For the fiscal quarters ended December 29, 2018, September 29, 2018 and December 30, 2017, the impact on net income, net of tax was $10,818 ($0.45 per diluted share), $10,220 ($0.42 per diluted share) and $10,773 ($0.43 per diluted share), respectively.

(D)	For the fiscal quarter ended December 29, 2018, the impact of inventory step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)).

(E)
For the fiscal quarters ended December 29, 2018, September 29, 2018 and December 30, 2017, the impact of restructuring charges was $476 ($351 net of tax ($0.01 per diluted share)), $871 ($632 net of tax ($0.02 per diluted share)), and $1,160 ($850 net of tax ($0.04 per diluted share)), respectively.

(F)	For the fiscal quarter ended September 29, 2018, the impact of costs related to acquisitions was $206 ($206 net of tax ($0.01 per diluted share)).

(G)	For the fiscal quarter ended December 30, 2017, other impairment charges were $265 ($265 net of tax ($0.01 per diluted share)).

Exhibit 99.1

(H)
The fiscal quarter ended December 29, 2018 included $2,598 ($0.10 per diluted share) of excess tax benefits for employee stock-based compensation. The fiscal quarter ended September 29, 2018 included $16,203 ($0.66 per diluted share) of primarily a one-time additional income tax net benefit due to adjustments calculated under the provisions of the Tax Act as well as a $3,367 ($0.14 per diluted share) tax charge due to an increase in valuation allowances against deferred tax assets. The fiscal quarter ended December 30, 2017 included $41,745 ($1.67 per diluted share) of a largely one time additional income tax expense due to the provisions under the Tax Act as well as $12,451 ($0.50 per diluted share) of excess tax benefits for employee stock-based compensation.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Dec. 29, 2018	Sep. 29, 2018
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$320,843	$311,473
Accounts receivable, net	330,892	355,208
Inventories	493,156	486,741
Prepaid expenses and other assets	84,141	85,080
Total current assets	1,229,032	1,238,502
Property and equipment, net	320,933	311,793
Other assets	703,647	709,674
Total assets	$2,253,612	$2,259,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$46,670	$5,072
Accounts payable	74,738	70,292
Other current liabilities	255,703	297,474
Total current liabilities	377,111	372,838
Other long-term liabilities	559,018	572,667
Total stockholders’ equity	1,317,483	1,314,464
Total liabilities and stockholders’ equity	$2,253,612	$2,259,969

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, except per share data, net of tax):

	Three Months Ended
	Dec. 29, 2018	Sep. 29, 2018	Dec. 30, 2017
GAAP net income from continuing operations	$35,550	$73,185	$41,903
Stock-based compensation expense	6,643	7,414	5,467
Amortization of intangible assets	10,818	10,220	10,773
Restructuring charges	351	632	850
Non-recurring tax expense (benefit)	—	(12,836)	41,745
Tax benefit from stock-based compensation expense	(2,598)	—	(12,451)
Other impairment charges	—	—	265
Acquisition-related costs	—	206	—
Purchase accounting step-up	353	—	—
Non-GAAP net income	$51,117	$78,821	$88,552
Non-GAAP net income per diluted share	$2.09	$3.22	$3.54

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the Company’s belief regarding long-term opportunities for the Company and its industry; the Company’s near-term visibility, including with respect to uncertainty in China; any relief that would be provided by a tariff deal or local stimulus in China and the possibility of predicting such occurrences; and uncertainty of the timing and magnitude of a potential recovery in China. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The Company and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the pricing and availability of OLED displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our ability to successfully rectify execution issues on a going forward basis, our and our customers’ exposure to risks associated with worldwide economic conditions, in particular in China, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, including trade relations between the United States and China and Chinese monetary policies, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in the Company’s reports on Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time by the Company.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000